Exhibit 10.1

KING & CO.
INVESTMENT MANAGEMENT INC.

SECOND AMENDMENT TO OFFICE LEASE
KINGS BUILDING
142 SANSOME STREET, SAN FRANCISCO

This SECOND AMENDMENT TO OFFICE LEASE is made as of this 31st day of August 2022, between King Family Irrevocable Trust, as Landlord, and 89bio, Inc., a Delaware Corporation, as Tenant.

RECITALS:

Landlord and Tenant entered into that certain Office Lease dated as of December 5, 2019 (the “Lease”), whereby Landlord leased to Tenant and Tenant leased from Landlord those certain premises (the “Premises”) containing 3,554 rentable square feet of space, located on the 2nd floor of that certain office building known as 142 Sansome Street located in San Francisco, California (the “Building”).

Tenant desires to extend the term of the Lease and establish the rent to be paid during such extended term.

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows.

1.

EXTENSION OF TERM OF LEASE.  The Term of the Lease, which is currently scheduled to expire on January 14, 2023, is hereby extended for an additional period of two (2) years on January 15, 2023 (the “Extension Commencement Date”), and shall expire on January 14, 2025 (the “Extended Expiration Date”), with one (1) one (1) year option to renew at $15,400.00 with written notice of its intent to renew 180 days prior to the expiration of the lease term.

2.	SECURITY DEPOSIT. The previous security deposit will not change and be applied towards the extended term of the lease.
3.

PAYMENT OF BASE RENT.  Prior to the Extension Commencement Date, the monthly Base Rent payable by Tenant shall continue to be as set forth in the Lease.  Commencing on the Extension Commencement Date and continuing throughout the Extended Term, Tenant shall pay to Landlord, in accordance with the terms of the Lease, monthly installments of annual Base Rent for the Premises in the following amounts:

KING & CO.
INVESTMENT MANAGEMENT INC.

Years 1&2:  January 15, 2023 to January 14, 2025 - the monthly installments of annual Base Rent are $15,400.00.

4.	Tenant hereby accepts the premises in its “AS IS” condition.
5.	Tenant shall pay its pro rata share of any increases in taxes and operating expenses of over and above a 2022 base year.
6.

Tenant hereby warrants that they have no dealings with any real estate broker, agent or finder in connection with the negotiation of this Amendment, and that they know of no real estate broker, agent or finder who is entitled to a commission in connection with this Amendment.

7.	Landlord and Tenant shall each keep confidential this Agreement and the contents thereof.
8.

The parties shall be bound by their signatures transmitted by facsimile or electronic mail (in pdf format) as if such signatures were original “ink” signatures. This Agreement shall be enforceable with facsimile signatures or electronically-transmitted signatures if one or more parties does not deliver an original signature.

9.	All other terms and conditions from the Lease are in full force and shall remain unchanged throughout this extension.

[Signatures appear on the following page]

THE KINGS BUILDING ⸳ 142 Sansome Suite 600 ⸳ San Francisco, CA 94104 ⸳ Tel: (415) 986-2268 ⸳ Fax (415) 986-1377

KING & CO.
INVESTMENT MANAGEMENT INC.

IN WITNESS WHEREOF, Landlord and Tenant have executed this SECOND AMENDMENT TO OFFICE LEASE as of the day and year first above written.

LANDLORD:	TENANT:
King Family Irrevocable Trust	89bio, Inc.

By:/s/ Shirley King Shirley King	By:/s/ Quoc Le-Nguyen Quoc Le-Nguyen
Its: Trustee	Its: Chief Technical Operations Officer
Date:9/3/2022	Date:9/2/2022

THE KINGS BUILDING ⸳ 142 Sansome Suite 600 ⸳ San Francisco, CA 94104 ⸳ Tel: (415) 986-2268 Fax ⸳ (415) 986-1377